Exhibit 5.1

201 South Main Street		Mark E. Lehman
Suite 1800
Salt Lake City, Utah
84111-2218
Post Office Box 45898		Direct Dial
Salt Lake City, Utah	Salt Lake City, UT ¿ Las Vegas, NV ¿ Reno, NV	(801) 532-1234
84145-0898		E-Mail
Telephone 801 532-1234		MLehman@pasrsonsbehle.com
Facsimile 801 536-6111

August 14, 2008

Board of Directors

UCN, Inc.

7730 South Union Park Avenue, Suite 500

Midvale, UT 84047

Re: Registration Statement on Form S-8

Gentlemen:

We refer to the registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), being filed by UCN, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”), relating to the registration of an aggregate of 5,192,621 shares of the Company’s common stock (the “Shares”) consisting of 1,500,000 of the Shares issuable in connection with the Company’s 2008 Equity Incentive Plan (the “Plan”) and 3,692,621 of the Shares issuable under outstanding stock option agreements with present and past officers, directors and employees (collectively the “Option Agreements”).

We have examined the Plan and Option Agreements and originals or photocopies or certified copies of such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based upon such examination and relying upon statements of fact contained in the documents which we have examined, when issued upon payment of the relevant exercise price or as otherwise as provided for in, and assuming such issuance is in the manner contemplated by, the Plan and the Option Agreements, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Reoffer Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

Sincerely,

/s/ Parsons Behle & Latimer
Parsons Behle & Latimer